UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 15, 2010

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d):  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2010, the respective Boards of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) and The Washington Trust Company (the “Bank”) appointed Robert A. DiMuccio as a Director of the Corporation and the Bank, to serve until the next annual meeting of the Corporation and the Bank, respectively.  Mr. DiMuccio will serve on the Audit Committee of the Corporation’s Board of Directors.

There is no arrangement or understanding between Mr. DiMuccio and any other person pursuant to which he was elected as a director of the Corporation.  Additionally, there is no transaction between Mr. DiMuccio and the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

On July 20, 2010, the Corporation issued a press release announcing the appointment of Mr. DiMuccio.  The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Exhibit

	99.1	Press Release dated July 20, 2010*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: July 20, 2010	By:	/s/ David V. Devault
David V. Devault
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated July 20, 2010*

* Filed herewith